SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8–K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2001 (August 13, 2001)

UNITED STATIONERS INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-10653 (Commission file number)	36-3141189 (I.R.S. employer identification no.)

UNITED STATIONERS SUPPLY CO.
(Exact name of Registrant as specified in charter)

Illinois (State or other jurisdiction of incorporation)	33-59811 (Commission file number)	36-2431718 (I.R.S. employer identification no.)

2200 East Golf Road Des Plaines, Illinois	60016-1267
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code:  (847) 699-5000

United Stationers Inc. and United Stationers Supply Co.

Item 5.   Other Events

             United Stationers announced that Timothy J. Feeheley, 38, will assume the position of executive vice president and chief financial officer.  He will also serve as chairman of Lagasse, Inc.  He will report directly to Randall W. Larrimore, president and chief executive officer.  Eileen A. Kamerick will be leaving the company to pursue other business interests.

Item 7.   Exhibits

Exhibit 99
             Press release issued by the Company on August 13, 2001.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Stationers Inc.
United Stationers Supply Co.

Dated: August 14, 2001	By:

Randall W. Larrimore
President and Chief Executive Officer